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                                                 PricewaterhouseCoopers LLP
                                                 Two Commerce Square, Suite 1700
                                                 2001 Market Street
                                                 Philadelphia PA 19103
                                                 Telephone (267) 330 3000
                                                 Facsimile (267) 330 3300

June 1, 2004

Mr. Nick Bonos
Rydex Capital Partners Sphinx Fund
9601 Blackwell Road
Suite 500
Rockville, MD 20850

Dear Mr. Bonos:

To date we have not completed our audit of the Rydex Capital Partners SPhinX Fund (the "Fund") as we have not completed our documentation and testing of financial controls at Derivatives Portfolio Management, administrator to the underlying investments of the Fund. As you are aware we are scheduled to complete our testing this week and anticipate issuing an opinion at such time.

Sincerely

/s/ William C. McGinley

William C. McGinley
Partner